OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
--------------------------------------------------------------------------------

                                                            Three Months Ended                   Nine Months Ended
                                                    ------------------------------------  ---------------------------------
                                                        July 29,          July 30,           July 29,          July 30,
                                                          2001              2000               2001              2000
BASIC:

Net loss available for common shareholders               $(1,295,000)         $ (85,000)      $(4,668,000)       $(351,000)
                                                    ================= ==================  ================  ===============

Weighted average number
    of common shares outstanding                           5,874,000          5,850,000         5,863,000        5,842,000
                                                    ================= ==================  ================  ===============

Basic earnings (loss) per common share                       $ (0.22)           $ (0.01)          $ (0.80)         $ (0.06)
                                                    ================= ==================  ================  ===============


DILUTED:

Net loss available for common shareholders               $(1,295,000)         $ (85,000)      $(4,668,000)       $(351,000)
                                                    ================= ==================  ================  ===============

Weighted average number
    of common shares outstanding                           5,874,000          5,850,000         5,863,000        5,842,000

Dilutive effect of stock options                                   -                  -                 -                -
                                                    ----------------- ------------------  ----------------  ---------------

Weighted average number
    of common shares outstanding                           5,874,000          5,850,000         5,863,000        5,842,000
                                                    ================= ==================  ================  ===============

Diluted earnings (loss) per common share                     $ (0.22)           $ (0.01)          $ (0.80)         $ (0.06)
                                                    ================= ==================  ================  ===============
